UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 26, 2016

CHINA BAK BATTERY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

BAK Industrial Park, Meigui Street
Huayuankou Economic Zone
Dalian, China, 116450
People’s Republic of China
(Address, including zip code, of principal executive offices)

86-411-39185985
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On August 26, 2016, China BAK Battery, Inc. (the “Company”) held the 2016 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) in Dalian, China. Holders of the Company’s common stock at the close of business on July 8, 2016 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, there were 17,338,828 outstanding shares of common stock entitled to vote. A total of 11,804,225 shares of common stock (68.08%), constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

The stockholders voted on two proposals at the Annual Meeting. The proposals are described in detail in the Company’s definitive proxy statement dated July 11, 2016 and the relevant portions of which are incorporated herein by reference. The final results for the votes regarding each proposal are set forth below.

Proposal 1: The Company’s stockholders elected five directors to the Board of Directors of the Company to serve until the 2017 annual meeting of stockholders. The votes regarding this proposal were as follows:

				Broker
	Votes For	Votes Against	Abstentions	Non-Votes
Yunfei Li	8,599,320	10,270	3,277	3,191,358
J. Simon Xue	8,598,129	11,461	3,277	3,191,358
Martha C. Agee	8,441,376	168,453	3,038	3,191,358
Jianjun He	8,443,130	166,260	3,477	3,191,358
Guosheng Wang	8,446,618	162,811	3,438	3,191,358

Proposal 2: The Company’s stockholders ratified the selection of Crowe Horwath (HK) CPA Limited as the Company’s independent registered accounting firm for the fiscal year ending September 30, 2016. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions
11,618,828	136,871	48,526

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BAK BATTERY, INC.

Date: August 29, 2016	By:	/s/ Yunfei Li
Yunfei Li
Chief Executive Officer